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                                  EXHIBIT 23.1
                         CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-88036, No. 333-49559 and No. 333-49671 and Forms S-3 No. 33-61940, No. 33-61647 and No. 333-33867), as amended, and in the related Prospectus of Methode Electronics, Inc. of our report dated June 6, 2000, with respect to the consolidated financial statements of Methode Electronics, Inc. included in this Annual Report (Form 10-K/A) for the year ended April 30, 2000.

                                              Ernst & Young LLP

Chicago, Illinois
August 11, 2000


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